UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Ordinary shares, par value $0.25	RWLK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information regarding the Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Purchaser Warrants and the Wainwright Warrants (each as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Purchaser Warrants and the Wainwright Warrants and the Ordinary Shares issuable thereunder will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On July 1, 2020, ReWalk Robotics Ltd. (“ReWalk” or the “Company”) signed a purchase agreement (the “Purchase Agreement”) with certain institutional investors for the issuance and sale of 4,938,278 ordinary shares, par value NIS 0.25 per share (“Ordinary Shares”), at a purchase price of $1.8225 per share (the “Shares”) and warrants to purchase up to an aggregate of 2,469,139 Ordinary Shares at an exercise price of $1.76 per share (the “Purchaser Warrants”). The offering of the Shares (the “Shares Offering”) was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-231305) (the “Form S-3”) initially filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2019, and declared effective by the Commission on May 23, 2019, and the Purchaser Warrants were issued in a private placement as set forth in Item 3.02 (the “Private Placement,” and, collectively with the Shares Offering, the “Offering”). The Offering closed on July 6, 2020. The Purchaser Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five and one-half years from the date of issuance.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Offering, pursuant to an engagement agreement (the “Engagement Letter”), dated as of June 2, 2020, by and between the Company and Wainwright, pursuant to which Wainwright agreed to act as the Company’s exclusive placement agent in connection with various transactions from time to time, the terms of which apply to this Offering. Pursuant to the Engagement Letter, the Company agreed to pay Wainwright a cash fee of 7.5% and a management fee of 1.0% of the aggregate gross proceeds of the Offering, and to issue to Wainwright or its designees, upon closing of the Offering, warrants to purchase up to 296,297 Ordinary Shares (the “Wainwright Warrants”). The Wainwright Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the date of the execution of the Purchase Agreement, at a price per share equal to $2.2781. The Company also agreed to pay Wainwright for its expenses in connection with the Offering on a non-accountable basis in an amount equal to $60,000 and $12,900 for clearing expenses.

Wainwright did not purchase or sell any of the Shares or Purchaser Warrants and was not required to arrange the purchase or sale of any specific number of Shares or dollar amount. The gross proceeds to the Company from the Offering were approximately $9.0 million, before deducting placement agent fees and offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for the following purposes: (i) sales, marketing and reimbursement expenses related to market development activities of the Company’s ReStore device, broadening third-party payor coverage for the ReWalk Personal device and commercializing our new product lines added through distribution agreements; (ii) research and development costs related to the Company’s products maintenance as well as developing the Company’s lightweight exo-suit technology for potential home rehab with tele-heath features, as well as continued development of the Company’s spinal cord injury device; and (iii) general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed for a period of 35 days following the closing of the Offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the Ordinary Shares or any other securities convertible into, or exercisable or exchangeable for, Ordinary Shares. The Purchase Agreement does not apply to, in addition to certain customary exceptions, certain limited securities issuances, the issuance by the Company of equity or debt securities pursuant to acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, where not for the purpose of raising capital, or certain other compensatory issuances. The Company has also agreed for a period of twelve months following the closing date of the Offering not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, ordinary shares at a conversion price, exercise price or exchange price which floats with the trading price of the Ordinary Shares or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price, other than an at–the-market facility with the Placement Agent ninety (90) days after the closing date of the Offering.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to  closing and termination provisions. The Company also agreed in the Purchase Agreement to file with the SEC a registration statement for the resale of the Ordinary Shares underlying the Purchaser Warrants and to use commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practical.

The foregoing descriptions of the Purchaser Warrants, the Wainwright Warrants, the Purchase Agreement and the Engagement Letter are qualified in their entirety by reference to the full text of the forms thereof, which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2 hereto and incorporated by reference herein. A copy of the legal opinion and consent of Goldfarb Seligman & Co., Israeli counsel to the Company, relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. A copy of the press release announcing the Offering and the Company’s entry into the Purchase Agreement is attached as Exhibit 99.1 hereto. A copy of the press release announcing the closing of the Offering is attached as Exhibit 99.2 hereto.

The information in Item 3.02 above is incorporated herein by reference to the extent applicable.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereof. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the securities purchase agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include those relating to the Offering of ReWalk’s Ordinary Shares, including as to the consummation of the Offering, the size of the Offering, the expected proceeds from the Offering, the intended use of proceeds and the timing of the closing of the Offering and projections regarding ReWalk’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this report are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: market and other conditions, use of proceeds, ReWalk’s management’s conclusion, and its independent registered public accounting firm’s statement in its opinion relating to its consolidated financial statements for the fiscal year ended December 31, 2019, that there is a substantial doubt as to its ability to continue as a going concern; the current COVID-19 pandemic has adversely affected and may continue to affect adversely business and results of operations; ReWalk’s ability to have sufficient funds to meet certain future capital requirements, which could impair the its efforts to develop and commercialize existing and new products; ReWalk’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to establish a pathway to commercialize its products in China; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk’s ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; the outcome of ongoing shareholder class action litigation relating to its initial public offering; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to its mandatory 522 postmarket surveillance study; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of ReWalk’s IT systems significantly disrupting its business operations; the impact of substantial sales of the ReWalk’s shares by certain shareholders on the market price of such ordinary shares; ReWalk’s ability to use effectively the proceeds of its offerings of securities; the risk of substantial dilution resulting from the periodic issuances of ReWalk’s ordinary shares; the impact of the market price of ReWalk’s ordinary shares on the determination of whether it is a passive foreign investment company; and other factors discussed under the heading “Risk Factors” in ReWalk’s annual report on Form 10-K for the year ended December 31, 2019, each filed with the SEC, and other documents subsequently filed with or furnished to the SEC.

Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

4.1	Form of Purchaser Warrant.
4.2	Form of Placement Agent Warrant.
5.1	Opinion of Goldfarb Seligman & Co.
10.1	Form of Securities Purchase Agreement.^
10.2	Engagement Letter.^
23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).
99.1	Press release dated July 1, 2020.
99.2	Press release dated July 6, 2020.

#
The schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the omitted schedules to the SEC on a supplemental basis upon its request.

^	Portions of this exhibit (indicated by asterisks) have been omitted under rules of the SEC permitting the confidential treatment of select information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

Dated: July 6, 2020	By:	/s/ Ori Gon
Name: Ori Gon
Title: Chief Financial Officer